UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):               October 19, 2007
Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida	33137

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:               (212) 409-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 19, 2007 (the “Closing Date”), Ladenburg Thalmann Financial Services Inc. (the “Company”) acquired (the “Acquisition”) all of the outstanding shares of privately-held Investacorp Inc. and related companies (collectively, “Investacorp”), an independent broker-dealer and investment adviser, pursuant to a Stock Purchase Agreement dated as of the Closing Date by and among the Company, Investacorp, Bruce A. Zwigard (“Zwigard”) and the Bruce A. Zwigard Grantor Retained Annuity Trust dated June 20, 2007 (together with Zwigard, the “Sellers”). On the Closing Date, the Company paid the Sellers $25 million. In addition, the Company issued a three-year, non-negotiable promissory note (the “Zwigard Note”) in the aggregate principal amount of $15 million to Zwigard. The Zwigard Note bears interest at 4.11% per annum and is payable in 36 equal monthly installments. The Company has pledged the stock of Investacorp to Zwigard pursuant to a pledge agreement as security for the payment of the Zwigard Note. The Zwigard Note contains customary events of default, which if uncured, entitle Zwigard to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Zwigard Note. In addition, the Company paid the Sellers an additional amount of approximately $5.1 million, subject to adjustment post-closing, representing Investacorp’s retained earnings plus paid-in capital.
In connection with the Acquisition, on the Closing Date, the Company entered into a $30 million revolving credit agreement (the “Credit Agreement”) with Frost Gamma Investments Trust (“Frost Gamma”), an entity affiliated with Dr. Phillip Frost, the Chairman of the Board and principal shareholder of the Company. The Credit Agreement has a five-year term and bears interest at a rate of 11% per annum, payable quarterly. The Credit Agreement provides for the payment of a one-time funding fee of $150,000. The note issued under the Credit Agreement contains customary events of default, which if uncured, entitle the holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, such note. Pursuant to the Credit Agreement, the Company granted to Frost Gamma a warrant (the “Warrant”) to purchase 2,000,000 shares of the Company’s common stock. The Warrant is exercisable for a ten-year period and the exercise price is $1.91, the closing price of the Company’s common stock on the Closing Date.
In connection with his continued employment with Investacorp, the Company granted Zwigard employee stock options (the “Zwigard Options”) to purchase a total of 3,000,000 shares of its common stock at $1.91, the closing price of the Company’s common stock on the Closing Date. These options vest over a three-year period (subject to certain exceptions), have a ten-year term and were issued pursuant to a non-plan option agreement.
The summary of the foregoing transactions is qualified in its entirety by reference to the text of the agreements attached as exhibits hereto and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information in Item 1.01 of this Current Report is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The information in Item 1.01 of this Current Report is incorporated by reference herein. The Warrant and the Zwigard Options were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as the issuances did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.
(b) Pro forma financial information.
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.
(d) Exhibits.
4.1 Credit Agreement, dated as of October 19, 2007, by and between Ladenburg Thalmann Financial Services Inc. and Frost Gamma Investments Trust, including the form of Note thereunder.
4.2 Non-Negotiable Promissory Note, dated as of October 19, 2007, made by Ladenburg Thalmann Financial Services Inc. in favor of Bruce A. Zwigard.
4.3 Pledge Agreement, dated as of October 19, 2007, by and between Ladenburg Thalmann Financial Services Inc. and Bruce A. Zwigard.
10.1 Stock Purchase Agreement, dated as of October 19, 2007, by and among Ladenburg Thalmann Financial Services Inc., the Investacorp Companies, the VIA Companies, Bruce A. Zwigard and the Bruce A. Zwigard Grantor Retained Annuity Trust dated June 20, 2007.
10.2 Non-Plan Option Agreement, dated as of October 19, 2007, by and between Ladenburg Thalmann Financial Services Inc. and Bruce A. Zwigard.
10.3 Warrant, dated as of October 19, 2007, issued to Frost Gamma Investments Trust pursuant to Credit Agreement.
99.1 Press Release issued on October 22, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.
October 22, 2007	By:	/s/ Diane Chillemi
		Name:	Diane Chillemi
		Title:	VP and Chief Financial Officer

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